As filed with the Securities and Exchange Commission on January 31, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTELLISYNC CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0349154
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2550 North First Street, Suite 500

San Jose, California 95131

(Address of Principal Executive Offices)

Intellisync Corporation 1998 Employee Stock Purchase Plan

(Full Title of the Plan)

Woodson Hobbs

President and Chief Executive Officer

Intellisync Corporation

2550 North First Street, Suite 550

San Jose, California 95131

(Name and Address of Agent For Service)

(408) 321-7650

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Elias J. Blawie

Thomas H. Tobiason

Heller Ehrman White & McAuliffe LLP

2775 Sand Hill Road

Menlo Park, California 94025

Telephone: (650) 324-7000

Facsimile: (650) 324-0638

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	500,000	$1.96	$980,000	$115.35

(1)	Pursuant to Rule 416(a), this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)	Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the registrant’s Common Stock reported on the Nasdaq National Market on January 26, 2005.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by us with the Securities and Exchange Commission, are hereby incorporated by reference in this Registration Statement:

(a)	Our Annual Report on Form 10-K for the fiscal year ended July 31, 2004 (including the portions of our proxy statement for our annual meeting of stockholders incorporated by reference therein);

(b)	Our Quarterly Report on Form 10-Q for the fiscal period ended October 31, 2004;

(c)	Our Current Reports on Form 8-K filed December 31, 2003, August 13, 2004, November 26, 2004, December 3, 2004 and January 31, 2005;

(d)	The description of our common stock as set forth in our Registration Statement on Form S-1 filed September 5, 1996 and any amendment or report filed for the purpose of updating such description; and

(e)	The description of our stockholder rights agreement and preferred stock purchase rights as set forth in our Registration Statement on Form 8-12G filed January 15, 2003 and on Form 8-12G/A filed March 11, 2004.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

As permitted by the General Corporation Law of the State of Delaware, we have included in our certificate of incorporation a provision to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors under certain circumstances, including the circumstances in which indemnification would otherwise be discretionary, and we are required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified. We have entered into indemnification agreements with our officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of the State of Delaware. The indemnification agreements may require us, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors’ and officers’ insurance if available on reasonable terms. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We understand that the staff of the Securities and

Exchange Commission is of the opinion that statutory charter and contractual provisions as are described above have no effect on claims arising under the federal securities law.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Item No.	Description of Item

4.1*	Certificate of Incorporation (incorporated by reference to the similarly described exhibit in Intellisync’s Registration Statement on Form S-1/A filed on October 16, 1996 (File No. 333-011445))

4.2*	Certificate of Amendment of Restated Certificate of Incorporation dated December 19, 2000 (incorporated by reference to the similarly described exhibit in Intellisync’s Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2001 filed on March 19, 2001)

4.3*	Certificate of Amendment of Restated Certificate of Incorporation dated October 18, 2002 (incorporated by reference to the similarly described exhibit in Intellisync’s Definitive Proxy Statement filed on October 18, 2002 for its 2002 Annual Meeting of Stockholders)

4.4*	Certificate of designations of rights, preferences and privileges of Series A Participating Preferred Stock dated January 15, 2003 (incorporated by reference to Intellisync’s Report on Form 8-A filed on January 15, 2003)

4.5*	Preferred Shares Rights Agreement between Intellisync and Computershare Investor Services LLC as Rights Agent dated January 13, 2003 (includes Form of Certificate of Designations of Series A Participating Preferred Stock, Form of Rights Certificate and Summary of Rights) (incorporated by reference to Intellisync’s Report on Form 8-A filed on January 15, 2003)

4.6*	Certificate of Amendment of Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on February 3, 2004 (incorporated by reference to Intellisync’s Registration Statement on Form S-3 filed on June 3, 2004 (File No. 333-116146))

4.7*	Certificate of Ownership and Merger as filed with the Secretary of State of the State of Delaware on February 17, 2004 (incorporated by reference to the similarly described exhibit in Intellisync’s Current Report on Form 8-K filed on February 18, 2004)

4.8*	Amended and Restated Bylaws (incorporated by reference to the similarly described exhibit in Intellisync’s Annual Report on Form 10-K for fiscal year ended July 31, 2002 filed on October 17, 2002)

4.9*	Indenture dated as of March 3, 2004, between Intellisync Corporation and U.S. Bank National Association, as Trustee (incorporated by reference to Intellisync’s Registration Statement on Form S-3 filed on June 3, 2004 (File No. 333-116146))

4.10*	Form of Note (included in Exhibit 4.9)

4.11*	Registration Rights Agreement, dated March 3, 2004, among Intellisync Corporation, as issuer and Morgan Stanley & Co. Incorporated, CIBC World Markets and Needham & Company, Inc. (incorporated by reference to Intellisync’s Registration Statement on Form S-3 filed on June 3, 2004 (File No. 333-116146))

5.1	Opinion of Heller Ehrman White & McAuliffe LLP

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Intellisync Corporation

23.2	Consent of KPMG LLP, independent accountants for Synchrologic, Inc.

23.3	Consent of Heller Ehrman White & McAuliffe LLP (filed as part of Exhibit 5.1)

24.1	Power of Attorney (See page II-5)

99.1*	Intellisync Corporation 1998 Employee Stock Purchase Plan, as amended (incorporated by reference to Intellisync’s Registration Statement on Form S-8 filed on August 27, 2002 (File No. 333-98779))

*	Incorporated by reference.

Item 9.	Undertakings.

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set for the in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, State of California, on this 31st day of January, 2005.

INTELLISYNC CORPORATION

By:	/s/ Woodson Hobbs
Woodson Hobbs
President and Chief Executive Officer

POWER OF ATTORNEY TO SIGN AMENDMENT

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Woodson Hobbs and J. Keith Kitchen, his or her attorneys-in-fact and agents, each acting alone, with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-fact and agent, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Woodson Hobbs Woodson Hobbs	President, Chief Executive Officer and Director (Principal Executive Officer)	January 31, 2005

/s/ J. Keith Kitchen J. Keith Kitchen	Chief Financial Officer (Principal Financial and Accounting Officer)	January 31, 2005

/s/ Michael M. Clair Michael M. Clair	Chairman of the Board of Directors	January 31, 2005

/s/ Michael J. Praisner Michael J. Praisner	Director	January 31, 2005

/s/ Kirsten Berg-Painter Kirsten Berg-Painter	Director	January 31, 2005

/s/ Richard W. Arnold Richard W. Arnold	Director	January 31, 2005

/s/ Said Mohammadioun Said Mohammadioun	Director	January 31, 2005

Index to Exhibits

Item No.	Description of Item

4.1*	Certificate of Incorporation (incorporated by reference to the similarly described exhibit in Intellisync’s Registration Statement on Form S-1/A filed on October 16, 1996 (File No. 333-011445))

4.2*	Certificate of Amendment of Restated Certificate of Incorporation dated December 19, 2000 (incorporated by reference to the similarly described exhibit in Intellisync’s Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2001 filed on March 19, 2001)

4.3*	Certificate of Amendment of Restated Certificate of Incorporation dated October 18, 2002 (incorporated by reference to the similarly described exhibit in Intellisync’s Definitive Proxy Statement filed on October 18, 2002 for its 2002 Annual Meeting of Stockholders)

4.4*	Certificate of designations of rights, preferences and privileges of Series A Participating Preferred Stock dated January 15, 2003 (incorporated by reference to Intellisync’s Report on Form 8-A filed on January 15, 2003)

4.5*	Preferred Shares Rights Agreement between Intellisync and Computershare Investor Services LLC as Rights Agent dated January 13, 2003 (includes Form of Certificate of Designations of Series A Participating Preferred Stock, Form of Rights Certificate and Summary of Rights) (incorporated by reference to Intellisync’s Report on Form 8-A filed on January 15, 2003)

4.6*	Certificate of Amendment of Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on February 3, 2004 (incorporated by reference to Intellisync’s Registration Statement on Form S-3 filed on June 3, 2004 (File No. 333-116146))

4.7*	Certificate of Ownership and Merger as filed with the Secretary of State of the State of Delaware on February 17, 2004 (incorporated by reference to the similarly described exhibit in Intellisync’s Current Report on Form 8-K filed on February 18, 2004)

4.8*	Amended and Restated Bylaws (incorporated by reference to the similarly described exhibit in Intellisync’s Annual Report on Form 10-K for fiscal year ended July 31, 2002 filed on October 17, 2002)

4.9*	Indenture dated as of March 3, 2004, between Intellisync Corporation and U.S. Bank National Association, as Trustee (incorporated by reference to Intellisync’s Registration Statement on Form S-3 filed on June 3, 2004 (File No. 333-116146))

4.10*	Form of Note (included in Exhibit 4.9)

4.11*	Registration Rights Agreement, dated March 3, 2004, among Intellisync Corporation, as issuer and Morgan Stanley & Co. Incorporated, CIBC World Markets and Needham & Company, Inc. (incorporated by reference to Intellisync’s Registration Statement on Form S-3 filed on June 3, 2004 (File No. 333-116146))

5.1	Opinion of Heller Ehrman White & McAuliffe LLP

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Intellisync Corporation

23.2	Consent of KPMG LLP, independent accountants for Synchrologic, Inc.

23.3	Consent of Heller Ehrman White & McAuliffe LLP (filed as part of Exhibit 5.1)

24.1	Power of Attorney (See page II-5)

99.1*	Intellisync Corporation 1998 Employee Stock Purchase Plan, as amended (incorporated by reference to Intellisync’s Registration Statement on Form S-8 filed on August 27, 2002 (File No. 333-98779))

*	Incorporated by reference.